EXHIBIT 4.1
                                 WAVETECH, INC.

                            1997 STOCK INCENTIVE PLAN

                            -------------------------

          1. Purposes of the Plan. The purposes of this Plan are to attract, retain and motivate officers, other key employees and nonemployee directors (including any nonemployee Chairman of the Board) of and consultants to Wavetech, Inc. and its subsidiaries and to provide such persons with incentives and rewards for superior performance more directly linked to the profitability of the Corporation's business and increases in shareholder value.

              Options granted hereunder may be either "Incentive Stock Options," as defined in Section 422 of the Code, or "Non-Statutory Stock Options," at the discretion of the Board and as reflected in the terms of the written option agreement.

          2. Definitions. As used herein, the following definitions shall apply:

               (a) "Award" shall mean the grant of any Options, Restricted Shares or Deferred Shares pursuant to this Plan and in accordance with its terms and conditions.

               (b) "Board" shall mean the Board of Directors of the Company or the Committee, if one has been appointed.

               (c) "Change of Control" means a change in ownership or control of the Company effected through either of the following transactions:

                    (i) the  direct or  indirect  acquisition  by any  person or related group of persons (other than by the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders, or other transaction; or

                    (ii) a change in the  composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.
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               (d)  "Code"  shall mean the  Internal  Revenue  Code of 1986,  as amended, and the rules and regulations promulgated thereunder.

               (e) "Common Stock" shall mean the common stock of the Company described in the Company's Articles of Incorporation, as amended.

               (f) "Company" shall mean Wavetech, Inc., a New Jersey corporation, and shall include any parent or subsidiary corporation of the Company as defined in Sections 424(e) and (f), respectively, of the Code.

               (g) "Committee" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

               (h)  "Consultant"  shall  mean  any  person,   including  without
          limitation independent contractors and financial advisors, who perform services on behalf of the Company from time to time.

               (i)   "Corporate   Transaction"   means  any  of  the   following
          shareholderapproved transactions to which the Company is a party:

                    (i) a merger or  consolidation  in which the  Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company; or

                    (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

                    (j) "Deferral  Period" means the period of time during which
               Deferred Shares are subject to deferral limitations under Section 12 of this Plan.

                    (k) "Deferred  Shares" means an Award pursuant to Section 12 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

                    (l) "Director" shall mean a member of the Board.

                    (m) "Employee" shall mean any person, including officers and
               Directors, employed by the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

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                    (n) "Exchange  Act" shall mean the  Securities  and Exchange
               Act  of  1934,  as  amended,   and  the  rules  and   regulations
               promulgated thereunder.

                    (o) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value of the Common Stock determined by the Board in such manner as it may deem equitable for Plan purposes but, in the case of an Incentive Stock Option, no less than is required by applicable laws or regulations; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices of the Common Stock on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the Nasdaq Stock Market, Inc. or, in the event the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

                    (p) "Incentive Stock Option" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                    (q)  "Management   Objectives"   means  the  achievement  of
               performance objectives established pursuant to this Plan for participants who have received grants of Restricted Shares.

                    (r) "Non-Statutory  Option" shall mean all Options which are not Incentive Stock Options.

                    (s) "Option" shall mean a stock option granted under the Plan.

                    (t) "Optioned  Stock" shall mean the Common Stock subject to an Option.

                    (u)   "Optionee"   shall  mean  an  Employee,   Director  or
               Consultant  of the  Company  who  has  been  granted  one or more
               Options.

                    (v) "Parent" shall mean a "parent  corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                    (w) "Participant" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of or a consultant to the Company or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

                    (x) "Plan" shall mean this Stock Incentive Plan, as amended.

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                    (y)  "Restricted  Shares" means Common Stock granted or sold pursuant to Section 11 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 11 hereof has expired.

                    (z) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

                    (aa) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                    (bb) "Tax Date"  shall mean the date an Optionee is required to pay the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option.

              3. Common Stock Subject to the Plan.  Subject to the provisions of
Section 13 of the Plan, the maximum aggregate number of Shares which may be awarded under the Plan shall be 4,600,000 Shares of Common Stock. The Shares which may be awarded under the Plan may be authorized, but unissued, or previously issued Shares acquired or to be acquired by the Company and held in treasury. Any Common Shares available for grants and Awards at the end of any calendar year shall be carried over and shall be available for grants and Awards in the subsequent calendar year. Notwithstanding the above, the aggregate number of Restricted Shares and Deferred Shares available for grants and Awards under the Plan shall in no event exceed 500,000 of the total number of Common Shares available for grants and Awards.

                 (a) Upon expiration or cancellation of any Award or option granted under this Plan, any Common Shares that were covered by such Award shall again be available for issuance or transfer hereunder.

                 (b) Common Shares covered by any Award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other Award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; provided, however, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

          4. Administration of the Plan.

            (a) Procedure.

              (i) The Board shall administer the Plan; provided, however, that the Board may appoint a Committee consisting solely of two (2) or more "Non-Employee Directors" to administer the Plan on behalf of the Board, in accordance with Rule 16b-3 of the Exchange Act.


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              (ii) Once  appointed,  the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor or fill vacancies however caused; provided, however, that at no time may any person serve on the Committee if that person's membership would cause the Committee not to satisfy the requirements of Rule 16b-3 of the Exchange Act.

              Any reference herein to the Board shall, where appropriate, encompass a Committee appointed to administer the Plan in accordance with this
Section 4.

          (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, and to grant Non-Statutory Stock Options; (ii) to make Awards of Restricted Shares and Deferred Shares;
(iii) to determine,  upon review of relevant  information and in accordance with
Section 2(j) of the Plan, the Fair Market Value of the Common Stock; (iv) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (v) to determine the Directors, Employees and Consultants to whom, and the time or times at which, Awards shall be granted and the number of Shares to be represented by each Award; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Award granted (which need not be identical) and, with the consent of the Optionee or Participant thereof, modify or amend each Award; (ix) to accelerate or defer (with the consent of the Participant) the exercise date of any Award, the Deferral Period of any Deferred Shares or the Management Objectives applicable to any Restricted Shares; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; (xi) to accept or reject the election made by an Optionee pursuant to Section 17 of the Plan; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

           (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees, Participants and any other holders of any Options, Restricted Shares or Deferred Shares granted under the Plan.

        5. Eligibility.

           (a) Consistent with the Plan's purposes, Options, Restricted Shares or Deferred Shares may be granted only to Directors, Employees and Consultants of the Company as determined by the Board. An Optionee or Participant who has been granted an Option, Restricted Shares or Deferred Shares may, if he or she is otherwise eligible, be granted an additional Option, or Award of Restricted Shares or Deferred Shares. Incentive Stock Options may be granted only to those Employees who meet the requirements applicable under Section 422 of the Code.

           (b) With respect to Incentive Stock Options granted under the Plan, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive

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Stock  Options are  exercisable  for the first time by the  Employee  during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000).

              The Plan shall not confer upon any Optionee or Participant any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment at any time.

         6. Board Approval and Effective Date. The Plan shall take effect on January 31, 1997, the date on which the Board had approved as the effective date of the Plan and fifteen (15) days after the Company filed applicable notices of the adoption of the Plan with The Nasdaq Stock Market, Inc. No Awards of Options, Restricted Shares or Deferred Shares may be granted after January 30, 2007 (ten (10) years from the effective date of the Plan); provided, however, that the Plan and all outstanding Awards shall remain in effect until such Awards have expired or until such Awards are canceled.

         7. Term of  Option.  Unless  otherwise  provided  in the  Stock  Option
Agreement, the term of each Option shall be ten (10) years from the date of grant thereof. In no case shall the term of any Incentive Stock Option exceed ten (10) years from the date of grant thereof. Notwithstanding the above, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns ten percent (10%) or more of the Common Stock as such amount is calculated under Section 422(b)(6) of the Code ("Ten Percent Shareholder"), the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

          8.  Exercise Price and Payment.

              (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Board, but in the case of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant; provided, further, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option, is a Ten Percent Shareholder, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

              (b) Payment. The price of an exercised Option and any taxes attributable to the delivery of Common Stock under the Plan, or portion thereof, shall be paid:

                    (i) In United States dollars in cash or by check, bank draft or money order payable to the order of the Company; or

                    (ii) At the discretion of the Board, through the delivery of shares of Common Stock, with an aggregate Fair Market Value, equal to the option price; or


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                    (iii) By a combination of (i) and (ii) above; or

                    (iv) In the manner provided in subsection (c) below.

              The Board shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. With respect to NonStatutory Options, at the election of the Optionee pursuant to Section 21, the Company may satisfy its withholding obligations by retaining such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the exercise date equal to the Company's aggregate federal, state, local and foreign tax withholding and FICA and FUTA obligations with respect to income generated by the exercise of the Option by Optionee.

              (c) Financial Assistance to Optionees. The Board may assist Optionees in paying the exercise price of Options granted under this Plan in the following manner:

                    (i) The  extension of a loan to the Optionee by the Company;
               or

                    (ii) A guaranty  by the  Company of a loan  obtained  by the
               Optionee from a third party.

              The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, and collateral requirements, if any, shall be determined by the Board, in its sole discretion. Subject to applicable margin requirements, any loans, installment payments or guarantees authorized by the Board pursuant to the Plan may be granted without security, but the maximum credit available shall not exceed the exercise price for the Shares for which the Option is to be exercised, plus any federal and state income tax liability incurred in connection with the exercise of the Option.

         9.  Exercise of Option.

              (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Unless otherwise determined by the Board at the time of grant, an Option may be exercised in whole or in part. An Option may not be exercised for a fraction of a Share.

              An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right

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for which the record date is prior to the date the stock  certificate is issued, except as provided in Section 11 of the Plan.

              Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b) Termination of Status as an Employee. Unless otherwise provided in a Stock Option Agreement relating to an Option that is not an Incentive Stock Option, if an Employee's employment by the Company is terminated, except if such termination is voluntary or occurs due to retirement with the consent of the Board, death or disability, then the Option, to the extent not exercised, shall cease on the date on which Employee's employment by the Company is terminated. If an Employee's termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board) after the date he or she ceases to be an Employee of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

              (c) Disability. Unless otherwise provided in an Option Agreement relating to an Option that is not an Incentive Stock Option, notwithstanding the provisions of Section 8(b) above, in the event an Employee is unable to continue his or her employment with the Company as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as it is determined by the Board) from the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

              (d) Death of Optionee. Unless otherwise provided in an Option Agreement relating to an Option, if Optionee dies during the term of the Option and is at the time of his or her death an Employee of the Company who shall have been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death (or such other period of time as is determined by the Board), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that Optionee was entitled to exercise the Option on the date of death. To the extent that Optionee was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

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         10. Non-transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, or, to the extent permitted by Code ss.422, pursuant to a "qualified domestic relations order" under the Code and ERISA, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. Restricted Shares. The Committee may authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

              (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to substantial risk of forfeiture and restrictions on transfer referred to hereinafter.

              (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per Share on the Date of Grant.

              (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Grant.

              (d) Each grant or sale shall provide that, during the period for which substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant. Such restrictions may include, without limitation, rights of repurchase or first refusal in the
Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

              (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Board may determine.

              (f) Successive grants or sales may be made to the same Participant regardless of whether any Restricted Shares previously granted or sold to a Participant remain restricted.

              (g) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Company until all restrictions thereon lapse.

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         12.   Deferred  Shares.  The Committee may authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

              (a) Each grant or sale shall constitute the agreement by the Company to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

              (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per Share on the Date of Grant.

              (c) Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant.

              (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

              (e) Successive grants or sales may be made to the same Participant regardless of whether any Deferred Shares previously granted or sold to a Participant have vested.

              (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

         13. Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each outstanding Option, Restricted Shares and Deferred Shares, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class,

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

or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof, shall be made with respect to the number or price of Shares subject to an Option.

              In the event of the proposed dissolution or liquidation of the Company, any outstanding Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty
(30) days from the date of such notice (but not later than the expiration of the term of the Option under the Option Agreement), and the Option will terminate upon the expiration of such period.

         14. Corporate Transaction or Change of Control. The Board shall have the right in its sole discretion to include with respect to any Award granted to a Participant hereunder provisions accelerating the benefits of the Award in the event of a Corporate Transaction or Change of Control, which acceleration rights may be granted in connection with an Award pursuant to the agreement evidencing the same or at any time after an Award has been granted to a Participant.

         15.  Nonemployee Directors Automatic Stock Option Grants.

              (a) The individuals eligible to receive automatic option grants pursuant to the provisions of this Section 15 (the "Automatic Option Grant Program") shall be limited to (i) those individuals who are serving as nonemployee members of the Board on the Effective Date, and (ii) those individuals who are first elected or appointed as nonemployee Board members after the date that this Plan is first approved by the shareholders of the Company, whether through appointment by the Board or election by the Company's shareholders. A nonemployee Board member shall not be eligible to receive an automatic option grant under clause (i) or clause (ii) above if such individual has previously been in the employ of the Company or any Subsidiary. Any nonemployee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an "Eligible Director" for purposes of this Section 15.

              (b) Except for the Option grants to be made pursuant to the provisions of this Automatic Option Grant Program, an Eligible Director shall not be entitled to receive any additional Option grants or stock issuances under this Plan or any other stock plan of the Company or its subsidiaries during his or her period of Board service.

              (c) Option grants shall be made under this Section 15 on the dates specified below:

                    (i) Each  individual who first becomes an Eligible  Director after the date that this Plan is first approved by the shareholders of the Company, whether through election by the shareholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Non-Statutory Option to purchase 10,000 Common Shares upon the terms and conditions of this Section 15.

                    (ii) On the date of which is five  days  after  the  Company publicly announces its annual operating results, beginning with the fiscal 1998 annual operating results, each individual who is at that time serving as an Eligible Director, whether or not such individual is standing for re-election as a Board member at the next election of Board members, shall automatically be granted a Non-Statutory Option to purchase 10,000 Common Shares upon the terms and conditions of this Section 15, provided such individual has attended at least 75% of all meetings of the Board of Directors held during the most recently completed fiscal year.

              (d) There shall be no limit on the number of automatic option grants any Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to each newly elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section 13.

              (e) The exercise price per Common Share subject to each automatic Option grant made under this Section 15 shall be equal to 100% of the Fair Market Value per Share on the applicable automatic grant date.

              (f) Each automatic grant under this Section 15 shall have a maximum term of 10 years measured from the automatic grant date.

              (g) Each automatic grant shall vest one year from the date of grant, provided that the Director continues to serve until the next annual meeting of shareholders following such grant.

              (h) During the lifetime of the Eligible Director, each automatic Option grant shall be exercisable only by the Eligible Director and shall not be assignable or transferable by the Eligible Director other than by a transfer effected by will or by the laws of descent and distribution following the Eligible Director's death.

                    (i) Should the Eligible  Director  cease to serve as a Board member for any reason (other than death or permanent disability) while holding one or more automatic option grants under this
               Section 15, then such individual shall have a six-month period following the date of such cessation of Board service in which to exercise each such Option for any or all of the Option Shares in which the Eligible Director is vested at the time of such cessation of Board service. Each such Option shall immediately terminate and cease to remain outstanding, at the time of such cessation of Board service, with respect to any Option Shares in which the Eligible Director is not otherwise at that time vested.

                    (ii) Should the Eligible Director die within six months after cessation of Board service, then any automatic Option grant held by the Eligible Director at the time of death may subsequently be exercised, for any or all of the Option Shares in which the Eligible Director is vested at the time of his or her cessation of Board service (less any Option Shares subsequently purchased by the Eligible Director prior to death), by the personal representative of the Eligible Director's estate or by the person or persons to whom the Option is transferred pursuant to the Eligible Director's will or in accordance with the laws of descent and distribution. The right to exercise each such Option shall lapse upon the expiration of the 12-month period measured from the date of the Eligible Director's death.

                    (iii) Should the Eligible Director die or become permanently disabled while serving as a Board member, then the Common Stock at the time subject to each automatic Option grant held by such Eligible Director under this Section 15 shall immediately vest in full, and the Eligible Director (or the representative of the Eligible Director's estate or the person or persons to whom the option is transferred upon the Eligible Director's death) shall have a 12-month period following the date of the Eligible Director's cessation of Board service in which to exercise such Option for any or all of those vested Common Stock.

                    (iv) In no  event  shall  any  automatic  grant  under  this
               Section 15 remain exercisable after the expiration date of the 10-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs (i) through
               (iii) above or (if earlier) upon the expiration of the 10-year Option term, the automatic grant shall terminate and cease to be outstanding for any Option Shares in which the Eligible Director was vested at the time of his or her cessation of Board service but for which such Option was not otherwise exercised.

              (j) In the event of any Corporate Transaction or Change of Control of the Company, the Common Stock at the time subject to each outstanding Option under this Section 15 but not otherwise vested shall automatically vest in full, so that each such Option shall, immediately prior to the effective date of such Corporate Transaction or Change of Control, become fully exercisable for all of the Common Shares at the time subject to that Option and may be exercised for all or any portion of those shares as fully vested Common Stock. Each such

Option shall remain so exercisable for all the Option Shares following the Corporate Transaction or Change of Control until the expiration or sooner termination of the Option term. Immediately following the consummation of the Corporate Transaction or Change of Control, all automatic Option grants under this Section 15 shall terminate. Nothing in this Section 15(j) shall in any way affect the right of the Company to adjust, reclassify, reorganize or to otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or a part of its business or assets.


              (k) The holder of an automatic Option grant under this Section 15 shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         16. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Board makes the determination granting such Award. Notice of the determination shall be given to each Optionee or Participant to whom an Award is so granted within a reasonable time after the date of such grant.

         17.  Amendment and Termination of the Plan.

              (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable without any approval or consent of the persons eligible to participate in the Plan, Participants or the holders of any Options to acquire Shares.

              (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Participant and the Board, which agreement must be in writing and signed by the Optionee or Participant and the Company.

         18. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or grant of Restricted or Deferred Shares unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, respectively, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

              As a condition to the exercise of an Option or grant of Restricted or Deferred Shares, the Company may require the Optionee or Participant to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

              In the case of an Incentive Stock Option, any Optionee who disposes of Shares of Common Stock acquired on the exercise of an Option by sale or exchange (a) either within two (2) years after the date of the grant of the Option under which the Common Stock was acquired or (b) within one (1) year after the acquisition of such Shares of Common Stock shall notify the Company of such disposition and of the amount realized upon such disposition.

         19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

              Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         20.  Plan  Agreements.   Awards  shall  be  evidenced  by  written
Agreements in such form as the Board shall approve.

         21. Withholding Taxes. Subject to Section 4(b)(x) of the Plan and prior to the Tax Date, the Optionee may make an irrevocable election to have the Company withhold from those Shares that would otherwise be received upon the exercise of any Non-Statutory Stock Option, a number of Shares having a Fair Market Value equal to the minimum amount necessary to satisfy the Company's federal, state, local and foreign tax withholding obligations and FICA and FUTA obligations with respect to the exercise of such Option by the Optionee.

         22.  Miscellaneous Provisions.

              (a) Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

              (b) Use of Exercise Proceeds. The payment received from Optionees from the exercise of Options shall be used for the general corporate purposes of the Company.

              (c) Construction of Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Arizona and where applicable, in accordance with the Code.

              (d) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Common Stock under the Plan from other amounts payable to the Employee after giving the person entitled to receive such Common Stock notice as far in advance as practical, and the Company may defer making delivery of such Common Stock if any such tax may be pending unless and until indemnified to its satisfaction.

              (e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on her or his or her own behalf.

              (f) Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.


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